SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

 BANKUNITED FINANCIAL CORPORATION                 BANKUNITED CAPITAL II
 --------------------------------             ----------------------------
 (Exact name of registrant as                  (Exact name of registrant
   specified in its charter)                  as specified in its charter)

   FLORIDA              65-0377773             DELAWARE         APPLIED FOR
   -------          -----------------      ----------------- ------------------
(State or other      (I.R.S. Employer      (State or other   (I.R.S. Employer
jurisdiction of     Identification No.)    jurisdiction of   Identification No.)
incorporation or                           incorporation or
organization)                              organization)

      255 ALHAMBRA CIRCLE                             255 ALHAMBRA CIRCLE
    CORAL GABLES, FLORIDA 33134                CORAL GABLES, FLORIDA 33134
     (305)569-2000                              (305)569-2000
  --------------------------------          --------------------------------
    (Address,including ZIP Code,               (Address,including ZIP Code,
   and telephone number, including            and telephone number, including
   area code, of(registrant's                 area code, of(registrant's
   principal executive offices)               principal executive offices)

     Securities to be registered pursuant to Section 12 (b) of the act: None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the act:

            9.60% Junior Subordinated Deferrable Interest Debentures of BankUnited Financial Corporation

            BankUnited Financial Corporation guarantee with respect to Trust Preferred Securities

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information is set forth under the captions "Description of the Preferred Securities" "Description of the Junior Subordinated Debentures," and "Description of the Guarantee" in the prospectus contained in Amendment No. 1 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II as filed with the Securities and Exchange Commission on May 30, 1997 (File Nos. 333-27597 and 333-27597-01) which is incorporated herein by reference.

Item 2.  EXHIBITS *

        1. Form of certificate for the 9.60% Trust Preferred Securities of BankUnited Capital II (Included as an exhibit to Exhibit
                  4.7 to Amendment No. 1 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 30, 1997).

        2. Trust Agreement of BankUnited Capital II (Exhibit 4.6 to Amendment No. 1 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333- 27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 30, 1997).

         3. Form of Amended and Restated Trust Agreement of BankUnited Capital II (Exhibit 4.7 to Amendment No. 1 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 30, 1997).

         4. Form of Indenture with respect to BankUnited Financial Corporation's 9.60% Junior Subordinated Debentures (Exhibit
                  4.3 to Amendment No. 1 to the Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 30, 1997).

         5.       Form of Guarantee Agreement for BankUnited Capital II (Exhibit
                  4.9 to Amendment No. 1 to Form S-2 Registration Statement of BankUnited Financial Corporation and BankUnited Capital II, File Nos. 333-27597 and 333-27597-01, as filed with the Securities and Exchange Commission on May 30, 1997).

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BANKUNITED FINANCIAL CORPORATION



DATE:  June 5, 1997                        By:  /s/ SAMUEL A. MILNE
                                                ----------------------------
                                                Samuel A. Milne
                                                Executive Vice President and
                                                Chief Financial Officer

                                           BANKUNITED CAPITAL II



                                           By:  /s/ NANCY L. ASHTON
                                                ----------------------------
                                                Nancy L. Ashton
                                                Administrative Trustee